Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

GreenLight Biosciences Holdings, PBC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Other(3)	28,060,301	$1.79	$50,227,939	$0.0000927	$4,657
		Total Offering Amounts				$50,227,939		$4,657
		Total Fees Previously Paid				—		—
		Total Fee Offsets				—		—
		Net Fee Due						$4,657

(1)	Consists of 28,060,301 shares of common stock, par value $0.0001 per share (the “Common Stock”), registered for sale by the selling securityholders named in this registration statement.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers any additional shares of common stock issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, and based on the average of the high and low sales price per share of the registrant’s Common Stock on the Global Market of The Nasdaq Stock Market LLC (“Nasdaq”) on September 19, 2022.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (1)	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.0001 per share (2)	86,631,958	S-1	333-262574	February 14, 2022
Equity	Common Stock, par value $0.0001 per share (2)	10,350,000	S-1	333-262574	February 14, 2022

(1)

Consists of (i) 86,631,958 shares of Common Stock registered for sale by the selling securityholders named in the combined prospectus included in this registration statement and (ii) 10,350,000 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock.

(2)

Pursuant to Rule 416 under the Securities Act, the previous registration statement (File No. 333-262574) also covers any additional shares of common stock issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of Common Stock registered pursuant to such registration statement.